                                                                    EXHIBIT 10.9

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE PORTIONS OF THE AGREEMENT INDICATED WITH AN ASTERISK (*). A COMPLETE COPY OF THIS AGREEMENT, INCLUDING THE REDACTED TERMS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES & EXCHANGE COMMISSION.

                      OBJECTIVE SYSTEMS INTEGRATORS, INC.
                               LICENSE AGREEMENT

                               CONTRACT No.:  325


THIS MASTER AGREEMENT ("Agreement") is entered into as of March 28, 2000 ("Effective Date"), between OBJECTIVE SYSTEMS INTEGRATORS, INC. ("OSI"), and VoiceStream Wireless Corporation. ("Licensee").


1. DEFINITIONS
   -----------

   (a)  Application Component.  OSI Software, other than NetExpert VSM Core
        ---------------------
        Products, licensed as a single off-the-shelf application component such as FM Exel(TM), including only those off-the-shelf Rulesets provided as part of that application component.

   (b)  Combined Software.  Computer code, modules, programs, data files or
        -----------------
        rules, including related documentation, resulting from (1) some or all of the same being linked, combined or otherwise operated with OSI Software, or (2) Licensee's modification of OSI Software.

   (c)  Deliverables.  Materials such as OSI Software and Manuals specifically
        ------------
        described as deliverables in a Statement of Work.

   (d)  Information.  Written, machine-reproducible and visual materials that
        -----------
        are described in this Agreement, or are clearly marked when disclosed, as being confidential, together with all written, visual and oral materials so identified in writing within 30 days after their disclosure.

   (e)  Installation Date.  The business day OSI declares Products ready for use
        -----------------
        if installed by OSI, or the business day after Products are delivered, if they are to be installed by Licensee.

   (f)  Licensee Software.  Computer code, modules, programs, data files or
        -----------------
        rules, including related documentation, owned or licensed by a third party to Licensee and designed to be linked, combined or otherwise operated with OSI Software to augment or enhance it. Licensee Software excludes Products.

   (g)  Manuals.  User manuals and similar documentation listed in an Order or
        -------
        supplied with OSI Software or Vendor Software. Manuals do not include product and service descriptions, advertising or marketing materials.

   (h)  NetExpert Framework Product.  OSI Software specifically listed in the
        ---------------------------
        Price List as part of the NetExpert(R) network management Framework.

   (i)  New Use.  Use of OSI or Vendor Software:
        -------

        (1) Other than as specifically provided by this Agreement.

   (j)  Order.  The form attached as Exhibit 1, as from time to time submitted
        -----
        by Licensee and accepted by OSI to acquire licenses for Products under the terms of this Agreement. If the terms of an accepted Order directly conflict with the terms of this Agreement (including, without limitation, the form attached as Exhibit 1, the terms of the accepted Order will govern.

   (k)  OSI Software.  Computer code, modules, programs, data files and rules
        ------------
        listed as OSI Software in the Price List, or provided to Licensee by OSI as Deliverables or otherwise in connection with Services or otherwise. OSI Software does not include Vendor Software.

   (l)  Price List.  The OSI price list in effect on the date an Order is
        ----------
        accepted and approved for use in the region where the Products are to be installed. Subject to the restrictions set forth herein or otherwise agreed upon in writing by the parties, OSI may change the Price List, including available Products, specifications and prices, on notice to Licensee.

   (m)  Products.  OSI Software, other Deliverables, Vendor Software and
        --------
        Manuals.

   (n)  Professional Services.  The Services described in a Statement of Work.
        ---------------------

   (o)  Ruleset.  A group of instructions which, when taken as a whole,
        -------
        constitute a decision-making matrix used to direct the functions of NetExpert Framework Products for a specific network element, management operation or other application.

   (p)  Services.  Professional Services and Support Services.
        --------

   (q)  Statement of Work.  A description of Professional Services attached to a
        -----------------
        Work Order which is made a part of this Agreement.

   (r)  Support Services.  The update and support services described in Exhibit
        ----------------
        2.

   (s)  Vendor. A third party which directly or indirectly provides software
        ------
        embedded in OSI Software or Vendor Software.

   (t)  Vendor Software.  Computer code, modules, programs, data files or rules
        ---------------
        listed as Vendor Software on the Price List or provided to Licensee by OSI as separately packaged software in connection with Services or otherwise.

   (u)  Work Order.  A document executed by the parties which sets forth the
        ----------
        terms upon which Professional Services will be provided by OSI to Licensee, including the Statement of Work. If the terms of a Work Order directly conflict with the terms of this Agreement, the terms of the Work Order will govern.

2. ORDER, PRICE, PAYMENT
   ---------------------

   (a)  Orders.  Licensee will use the Order attached as Exhibit 1 to order OSI
        ------
        Software, professional services and maintenance and support services. Licensee has the option to use or not use OSI's professional services. If Licensee elects to order professional services from OSI during the life of this Agreement, it will use the form of Order illustrated at
        Exhibit 1.

   (b)  Price.  For the Order identified above, Licensee agrees to pay to OSI
        -----
        the price stated at Exhibit 1 for the OSI software encompassed by this Agreement. Exhibit 1 includes the price for professional services should Licensee elect to purchase professional services from OSI.. Professional Services charges will be billed according to the applicable Work Order, or if not otherwise specified, then according to OSI's then-current time and materials rates, minimums and other terms. If a Work Order is priced on a time and materials basis with a not-to-exceed amount, OSI will use all reasonable efforts to complete the work described in the Work Order for that amount, and OSI will provide advance notice to Licensee if that work will not be completed for that amount. On receipt of that notice, Licensee may determine whether to continue the work or to accept the work in its then-current form and terminate further work under that Work Order. Support Services will be billed at the then-current rates.

   (c)  Due Date.  Except as set forth in an Order or a Work Order, Licensee
        --------
        will be invoiced for payment no earlier than the Acceptance date as specified in Section 6(b). Except as set forth in an Order or Work Order, payment is due (*) days after the invoice date. Charges incurred on a monthly or other periodic basis are payable in advance on the first day of the applicable period unless otherwise agreed in an Order.

   (d)  Payments.  Payments for OSI products and services will be made in
        --------
        immediately available U.S. funds, without withholding for Taxes or other amounts. Amounts not paid within (*) days of when due will accrue interest at the lesser of (*) per month or the highest rate permitted by applicable law. Licensee will reimburse OSI for all fees, costs and expenses (including reasonable attorneys' fees and court costs) incurred to collect undisputed but unpaid amounts.Amounts invoiced to VoiceStream by OSI become final unless disputed in writing within thirty (30) days after the date of OSI's invoice. The "undisputed" portion of an OSI invoice is the portion excluded from a written statement from VoiceStream to OSI stating any disputed amount of an OSI invoice. VoiceStream's written statement of the amount disputed must be itemized with specificity so that OSI can understand the nature of the dispute on the face of the statement of dispute ("statement of amount disputed"). VoiceStream's statement of amount disputed must be provided to OSI prior to the due date for payment of the OSI invoice to which the statement of amount disputed relates. If VoiceStream fails to provide the statement of amount disputed by the deadline described in this Section 2(d), VoiceStream waives any claim of any disputed amount related to the invoice.

   (e)  Taxes, Charges.  Prices are exclusive of, and Licensee will pay, all
        --------------
        sales, value-added, withholding or excise taxes, import duties and other government fees and charges of any nature whatsoever other than taxes on the income of OSI ("Taxes"). Taxes paid or payable by OSI will be invoiced to and paid by Licensee. If Licensee is obliged to make any Tax or other withholding on or in relation to any payment due OSI under this Agreement, the amount due will be deemed to be that which, having been grossed-up and the applicable tax having been withheld, will yield OSI the same amount as it would have received had no Tax withholding been made. Prices are quoted exclusive of, and Licensee will pay, applicable freight and insurance charges.

   (f)  Right to Offset.  OSI may offset any amount owed by Licensee under this
        ---------------
        Agreement against any amounts OSI owes Licensee for any reason. Licensee may offset any amount owed by OSI to Licensee for any reason against any amount Licensee owes OSI under this Agreement.

   (g)  Audits.  On reasonable notice but no more than one time per quarter and
        ------
        after signing Licensee's standard nondisclosure agreement, OSI may use an independent auditor to inspect Licensee's facilities (including computers) and applicable records only to verify Licensee's proper use of and payment for all Products and Services. Licensee will keep records regarding its use of the Products in sufficient detail to permit that verification. If, following an audit, the independent auditor determines that there has been an underpayment of any amounts due, OSI will invoice Licensee for and Licensee will pay the amount of the underpayment plus interest as provided in Section 2(d) from the date each payment was due. If the underpayment for items under any Order was more than (*) percent of the amount actually due, OSI will also invoice Licensee for and Licensee will also pay OSI's actual inspection expensesand a (*) surcharge on the underpaid amount. If, following an audit, the independent auditor determines that there has been an overpayment of any amounts due, Licensee will invoice OSI for and OSI will pay the amount of the overpayment less the amount of OSI's actual audit expenses.

3. DELIVERY
   --------

   (a)  Delivery.  Except as set forth in a Work Order or notice from Licensee,
        --------
        OSI will pack and ship the Products according to its standard practice, F.O.B. factory, with freight and insurance prepaid and invoiced to Licensee. Licensee will reimburse OSI for any extra costs incurred to comply with Licensee's special packing and shipping arrangements. Scheduled delivery dates are only estimates. Each shipment is a separate sale obligating Licensee to pay OSI whether the shipment fully or partially fulfills an Order. Licensee has 60 days from receipt to verify that all Products have been received. OSI will replace missing Products (including all shipping) at no charge.

   (b)  Title, Risk of Loss.  Licensee will not acquire title to Products. Risk
        -------------------
        of loss for the Products will pass to Licensee when received by Licensee at its facility.

   (c)  Modifications and Cancellation.
        ------------------------------

        (1) Professional Services to be provided under a Statement of Work may be canceled either (a) on 45 days notice by Licensee, or (b) immediately upon Licensee's written notice to OSI of a material breach of this Agreement by OSI, but Licensee will pay for all Professional Services properly provided by OSI through the date of cancellation at OSI's then-current time and materials rates (subject to the limitations of Section 2(b) and not to exceed the total amount due under that Statement of Work) and all costs reasonably incurred by OSI in connection with that cancellation.

        (2) Professional Services can be modified by written notice from Licensee at any time. OSI will notify Licensee of any proposed increase in costs, delay in schedule or other consequence from that request, Licensee will notify OSI of any proposed decrease in costs, acceleration in schedule or other consequences, and the change will be implemented if the parties agree to a modification to the terms of the Statement of Work.

        (3) If Licensee modifies or cancels an Order for Products without cause or without the required notice, Licensee will pay OSI's out-of-pocket expenses incurred in connection with the modification or cancellation.

4. TERM; TERMINATION
   -----------------

   (a)  Term.  This Agreement will commence on the Effective Date and
        ----
        remain in effect for 24 months ("Term"), and unless sooner terminated, will automatically be renewed on a month-by-month basis until either party provides the other with 30 days' notice of its intention not to renew.

   (b)  Termination of Agreement.  This Agreement may be terminated
        ------------------------
        (1) by either party on breach by the other party remaining uncured 30 days after notice specifying the breach with particularity or (2) by notice if the other party becomes insolvent, bankrupt or makes an assignment for the benefit of creditors.

        (c)  Survival.  On expiration of the Term or termination of this
             --------
        Agreement for any reason, the obligations of Licensee to pay amounts properly owed to OSI and the obligation of each party to discharge any liability or other obligation incurred before expiration or termination will survive, together with the provisions of the following Sections:
        2(b)-(h), 4(d), 5 and 7-11.

        (d)  Termination of Licenses.  The licenses granted in Section 5(b)
             -----------------------
        will terminate upon the earliest of the following to occur: (1) termination of this Agreement by OSI under Section 4(b) (2) any violation by Licensee of Section 5(h), (3) notice from Licensee or (4) expiration of the term otherwise expressly agreed upon by the parties. On termination of any license under this Section, Licensee will immediately destroy or return to OSI all copies of the Product then in its possession or under its control. Licensee will have no continuing rights to that Product, whether alone or as part of Combined Software.

5. LICENSES
   --------

   (a)  General.  This Section sets forth the rights granted to Licensee for the
        -------
        Products identified at Exibit 1.(*) The parties agree that OSI may conduct the audit(s) as provided in Section 2(g) above. Vendor Software may be subject to additional license restrictions and rights specified in licensing documents accompanying the Products. Except for Rulesets which are provided in NetExpert(R)'s 4GL programming language and "API's" and "header files" for which source code is provided, Licensee will receive only an object code license for Products.

   (b)  License Grant.  Subject to the terms of this Agreement, OSI grants
        -------------
        Licensee and Licensee accepts a perpetual, United States wide, personal, non-transferable (except as provided herein), non-exclusive license, without the right to sublicense, to load, install, execute, display and store OSI and Vendor Software only within the United States solely for its own internal use and to use the Manuals and Deliverables other than OSI Software for that purpose. Subject to the terms of this Agreement, Licensee may also (1) modify rules and data files included in OSI Software, and (2) modify OSI Software, link, combine or otherwise operate OSI and Vendor Software with Licensee Software and use the resulting Combined Software solely for Licensee's internal purposes. Except as expressly provided herein no other rights are granted to Licensee.

   (c)  Term, Limitations.  The term of the license granted in Section 5(b) will
        -----------------
        continue perpetually until terminated under Section 4(d), but Support Services will only be provided under Exhibit 2 while Licensee has a current Support Services subscription. Licensee will not, nor will it permit others to, use Products to develop code, objects, modules or programs which modify or substitute for code, objects, modules or programs in the Products. OSI and its Vendors retain title to all Products and all legally protected rights in Products, subject only to the licenses granted under this Agreement. Unless expressly disclosed and agreed to by Licensee, and except for OSI authorization codes designed to protect against non-OSI access to OSI Software Product source code and for OSI license keys used to make OSI Software Products "functional" for Licensee, Products may not contain authorization codes, lockout software or both to restrict their operation to properly licensed uses.

   (d)  Intellectual Property.  Products are copyrighted.  Licensee will not
        ---------------------
        sublicense Products and will not copy, alter, adapt, modify or make derivative works of Products except as expressly permitted by this Section. Licensee may make a reasonable number of backup and archival copies of OSI and Vendor Software for "cold backup" only (i.e., only one copy may be in use in any fashion at any time), provided that all copyright, patent, trademark and other proprietary notices on and in the Products are simultaneously copied. Licensee may make a reasonable number of copies of Manuals under the terms of this Agreement solely for the purposes permitted in Section 5(b). Licensee will not alter or remove any copyright, patent, trademark or other proprietary notice from the Products. Products may contain processes and techniques that are protected by patents. No license to use these processes and techniques apart from the Products is granted. Licensee will not acquire any right to the trademarks or tradenames of OSI and its Vendors. Licensee will not use, apply to register or register a trademark or trade name which is the same as or confusingly similar to any used by OSI or a Vendor.

   (e)  Transfer to Alternative or Additional Computes.  Licensee will need to
        ----------------------------------------------
        provide notice to and obtain the requisite authorization codes from OSI before a transfer is affected.


   (f)  Reverse Engineering., Except for Rulesets which are provided in
        -------------------
        NetExpert's 4GL programming language and except for "API's" and "header files", Licensee will not, and waives to the fullest extent permitted by law any right to, reverse engineer, decompile or disassemble or otherwise attempt to derive the source code for or operation of OSI Software and Vendor Software, or to decode, de-encrypt or engineer around any authorization codes, lockout software or other security measures contained in the OSI Software.

   (g)  Use of Products to Provide Services to Third Parties.  Except as
        ----------------------------------------------------
        provided in Section 5(h), Licensee will not use Products to provide network management or operations support services to any third party, whether on its own network, through its own network elements, on the network of a third party, through the network elements of a third party, or otherwise, without executing a network services agreement with OSI and complying with the terms of that agreement.

   (h)  Transfers.  Except as provided for under Section 12 of this Agreement,
        ---------
        Licensee will not rent, license, sell or otherwise transfer any portion of the Products. Any purported transfer not provided for under Section 12 of this Agreement will be void, will be a breach of this Agreement and will cause the licenses granted in this Agreement to automatically terminate.

        Further notwithstanding the foregoing, Licensee may assign its rights and obligations hereunder to one or more of the following entities: (i) Cook Inlet/VoiceStream PV/SS PCS, LLC (ii) Cook Inlet/VoiceStream PCS, LLC (iii) Cook Inlet/VoiceStream GSM II PCS, LLC, or (iv) Cook Inlet/VoiceStream GSM III PCS, LLC (collectively "Cook Inlet/VoiceStream LLCs"), so long as Licensee owns no less than a 49.9% interest in the assignee(s) Cook Inlet/VoiceStream LLC(s) at the time of the assignment.

   (i)  Reservation of Rights, Third Party Beneficiaries.  Except as set forth
        ------------------------------------------------
        in this Agreement, OSI reserves to itself and Vendors all rights to engage in activities which, absent a grant of rights, would give rise to liability for infringement of intellectual or intangible property rights. Oracle Corporation is a third party beneficiary of this Agreement and may directly enforce its rights under this Agreement and in its intellectual property directly against Licensee.

   (j)  Underlying Licenses; Licensee Software.  Licensee will ensure that valid
        --------------------------------------
        licenses for all required third party software are properly obtained and in place. Licensee Software is copyrighted, and OSI has no rights or licenses therein. Licensee and its Vendors retain title to all Licensee Software and all legally protected rights in the Licensee Software. Except as set forth in this Agreement, Licensee reserves to itself and Vendors all rights to engage in activities which, absent a grant of rights, would give rise to liability for infringement of intellectual or intangible property rights.

6. INSTALLATION, ACCEPTANCE, SUPPORT, TRAINING
   -------------------------------------------

   (a)  Installation and Control.  Except as set forth in a Statement of Work,
        ------------------------
        OSI has no responsibility for installing, testing, managing or controlling the Products.

   (b)  Acceptance. For Products on the Price List and any other Product not
        ----------
        provided under a Statement of Work, the Product will be accepted if it performs substantially as described in its Manual in effect at the time of delivery ("Documentation"). Deliverables will be accepted if they substantially conform to the specifications set forth in the applicable Statement of Work or in a requirements document provided as a Deliverable under a Statement of Work. Services. Exhibit 2 contains the
                                               --------
        terms upon which OSI will provide Support Services at Prices set forth in the Price List. Professional Services will be provided by OSI to Licensee under consecutively numbered Work Orders entered into by the parties under and made part of this Agreement.

   (c)  Training.  Except as set forth in a Work Order or other Exhibit to this
        --------
        Agreement, OSI and Vendor training will be at an additional fee in accordance with the provider's rates then in effect, and subject to the provider's cancellation policies, Licensee will reimburse OSI and its Vendors for all reasonable preapproved travel and other out-of-pocket expenses incurred by them in connection with any training they may furnish.


7. OWNERSHIP, PROPRIETARY RIGHTS
   -----------------------------

   (a)  Ownership.  All right, title and interest to copyrights, trade secrets,
        ---------
        patents and other intellectual property rights (1) in the Products will remain the exclusive property of OSI and its Vendors, as applicable, and
        (2)
        in Licensee Software will remain the exclusive property of Licensee. For Combined Software, the parties will each retain full and exclusive rights to those portions of their respective software that are incorporated into the Combined Software. Combined Software will not be a joint work, and upon termination of the License to any Product included in Combined Software, Licensee's right to use that Product even as part of Combined Software will terminate, and OSI's right to use any portion of the Combined Software created or owned by Licensee will terminate. Licensee shall own all rights and title to the source code to any software Licensee properly develops under this Agreement.

   (b)  Proprietary Rights.  All aspects of OSI Software and Vendor Software,
        ------------------
        including programs, methods of processing, program design and structure, the interaction and unique programming techniques they employ and their screen formats, are Information and will (1) remain the exclusive property of OSI or its Vendors, (2) not be used except as permitted by this Agreement, and (3) not be disclosed or otherwise communicated by Licensee, directly or indirectly, to anyone except as permitted by this Agreement. All aspects of Licensee Software Software, including programs, methods of processing, program design and structure, the interaction and unique programming techniques they employ and their screen formats, are Information and will (1) remain the exclusive property of Licensee, (2) not be used except as permitted by this Agreement, and (3) not be disclosed or otherwise communicated by OSI, directly or indirectly, to anyone except as permitted by this Agreement.

8. REPRESENTATIONS & WARRANTIES
   ----------------------------

   (a)  Limited OSI Representations and Warranties. OSI represents and warrants
        ------------------------------------------
that except as set forth in Section 8(b):

        (1)  (*)

        (2) For any OSI Software covered by Support Services, and for any period of extended warranty, until December 31, 2000, OSI Software will include Year 2000 capabilities such that in the normal operation of OSI Software: (1) values for current dates before, during and after the Year 2000 will not cause interruptions in normal operation, except that because of UNIX limitations, current dates greater than or equal to 2038 cannot be supported on 32 bit machines, or 64 bit machines using 32 bit dates, (2) manipulation of date-related data will produce desired results before, during and after the year 2000 and management of stored dates greater than or equal to 2038 will not cause problems on 32 bit machines, (3) date elements in interfaces and data storage will permit specification of century to eliminate date ambiguity, (4) for any date element represented without century, two digit years greater than or equal to 69 will convert to 19xx and two digit years less then 69 will covert to 20xx, and (5) leap years will be properly processed and recognized. No warranty is provided for any date related problems caused by Vendor Software, or by any other software or any hardware connected to OSI Software. The Services and Products will not infringe any trade name, trademark, service mark, copyright, patent, trade secret, literary, dramatic or intellectual property right of any third party, or infringe upon the right of privacy or publicity of any person or entity, or constitute a libel or slander of any person or entity.

        (3) The Services and Products will conform in all material respects will the slated requirements of this Agreement. All Services provided by OSI will be performed in a professional manner and shall be of a high grade, nature, and quality.


        (4)  (*)


   (b)  Mutual Representations and Warranties.  OSI and VoiceStream each
        -------------------------------------
        represent and warrant that:

        (1) Their execution, delivery, and performance of this Agreement (i) have been authorized by all necessary action, if any; (ii) do not violate any law, rule, or regulation or the terms of any order, judgment, or decree to which either party is subject, or the terms of any material agreement to which either party or any of its assets may be subject; and (iii) are not subject to the consent, approval, or other action of any third party.

        (2) This Agreement is a valid and binding obligation of each party enforceable against each party in accordance with its terms.

        (3) Each party shall have, obtain and maintain all proper business registrations or licenses required by federal, state or local law, and, on behalf of itself and its employees, shall pay all income taxes, unemployment taxes, social security, workers' compensation insurance, or other similar taxes, expenses or deductions arising from its activities under this Agreement.

   (c)  Modifications and Vendor Software.  OSI makes no warranty as to any
        ---------------------------------
        portion of OSI Software that is modified, altered or combined with any other software, such as Rulesets, by any party other than OSI or its agents or representatives, and as to any of the related Manual provisions, or as to any of the Vendor Software and related Manuals. OSI will transfer to Licensee any assignable warranties that OSI receives from Vendors for Vendor Software. OSI will cooperate with Licensee to obtain warranty service for Vendor Software as reasonably necessary.

   (d)  Pre-Release OSI Software.  Pre-Release OSI Software (such as "alpha" or
        ------------------------
        "beta" versions of new or existing OSI Software) may be provided in OSI's discretion to Licensee solely as an accommodation for its evaluation, comment and familiarization. Pre-Release OSI Software is provided without warranty of any nature. In particular, Pre-Release OSI Software may contain bugs and inoperable features that may not be corrected by OSI, and OSI may change Pre-Release OSI Software significantly prior to commercial release, or even not produce a commercial product based on Pre-Release OSI Software.

   (e)  Warranty Limitations.  SECTIONS 8(a), (b) AND (c) CONTAIN THE EXCLUSIVE
        --------------------
        WARRANTIES FOR PRODUCTS AND SERVICES. EXCEPT FOR THOSE WARRANTIES, PRODUCTS AND SERVICES ARE PROVIDED "AS-IS." NO OTHER WARRANTY, ORAL OR WRITTEN, IS EXPRESSED OR IMPLIED. EXCEPT TO THE EXTENT EXPRESSLY PROVIDED HEREIN, OSI DOES NOT WARRANT THAT (1) ANY PRODUCT OR SERVICE WILL MEET LICENSEE'S REQUIREMENTS, (2) THE PRODUCTS WILL PERFORM IN EVERY OPERATING ENVIRONMENT, (3) THE OPERATION OF THE PRODUCTS WILL BE UNINTERRUPTED OR

        ERROR FREE, OR (4) ANY DEFECT OR MALFUNCTION IN THE PRODUCTS OR SERVICES IS CORRECTABLE OR WILL BE CORRECTED. OSI SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE . The limited warranty provided in this Section 8 will not apply to, and OSI will have no warranty obligation with respect to, any defect or malfunction (1) to the extent it results from (A) improper modification or use by Licensee, or (B) hardware, software, interfacing or supplies other than those provided by OSI in the form provided by OSI, or (C) any cause other than ordinary use or (2) with respect to the warranties set forth in Section 8(a)(*), (2), (6), (8) and (9), for which OSI or Licensee (A) is unable to reproduce the nonconformity, (B) OSI is not provided with a description of the parameters, procedures or conditions which generate the problem in sufficient detail to permit isolating the code which causes the problem or (C) OSI is not provided with all data files, rules, Licensee Software and system access reasonably required to reproduce and analyze the problem.


9. LIMITATIONS, REMEDIES
   ---------------------

   (a)  Exclusive Remedies.  Licensee's sole remedy for a breach of the limited
        ------------------
        warranty in Section 8(a) will be for OSI to use commercially reasonable efforts to restore the Products to substantially conforming condition under the terms of Exhibit 2, or if OSI is unable after such efforts to so restore the Products, then for Licensee to obtain a full refund of the purchase price of the Products upon return of those Products to OSI and written certification by Licensee that it will no longer use the returned Product in any manner whatsoever.

   (b)  Non-Standard Uses.  Products are designed for standard commercial
        -----------------
        applications such as communications networks only and are not intended for planning, construction, maintenance or direct operation of critical systems or facilities, such as aircraft control systems and nuclear or hazardous waste facilities. Licensee will not use Products for such non-standard applications without OSI's prior consent, which will require additional contractual safeguards. If Licensee uses Products in such a non-standard application, it will be solely liable for the use and will indemnify and hold OSI harmless from all loss, damage, expense or liability in connection with that use.

   (c)  Aggregate Liability.  NEITHER PARTY WILL BE LIABLE FOR DAMAGES IN EXCESS
        -------------------
        OF THE AMOUNTS PAID TO OSI FOR THE PRODUCTS OR SERVICES HEREUNDER (*). THIS LIMITATION WILL (1) APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER CONTRACT OR TORT, INCLUDING NEGLIGENCE AND STRICT LIABILITY, AND (2) NOT APPLY TO INDEMNITY UNDER SECTION 10 OR TO LIABILITY FOR REAL PROPERTY DAMAGE, DEATH OR BODILY INJURY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LIABLE PARTY OR ITS VENDORS.

   (d)  Damages.  NEITHER PARTY WILL BE LIABLE, REGARDLESS OF THE FORM OF
        -------
        ACTION, FOR LOST DATA, REVENUES, PROFITS OR SAVINGS, OR FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF THE DAMAGES.

   (e)  Time to Bring Claim.  No action will be brought against either party
        -------------------
        more than 18 months after the cause of action first arises.

10. INFRINGEMENT INDEMNITY
    ----------------------

    (a)  Indemnification by OSI.
         -----------------------

         (1) OSI will defend Licensee against any claims, and indemnify and hold Licensee harmless against any judgments, directly or indirectly resulting from a claimed infringement or violation of any copyright, patent or other intellectual property right with respect to OSI Software arising under the laws of the United States of America or the State of Washington. OSI will have no liability for any such claims or judgments to the extent that they are based on (a) the actions of Licensee, its employees or agents,
              (b) use of a version, modification or adaptation of OSI Software, if the infringement would have been avoided by the use of a then-current unaltered release of OSI Software, (c) use of Combined Software, if OSI Software operated independent of the Combined Software is not the cause of the infringement, or

              (d) use of OSI Software in combination with any computer software, hardware or data not delivered in that combination by OSI.

        (2) On receiving notice of a claimed infringement, and without limiting its indemnification and hold harmless obligations as stated in Section 10(a)(1), OSI may (a) settle on terms that permit continued use of OSI Software, (b) discontinue distribution of the OSI Software that is the cause of the claim and provide a substitute for that OSI Software, (c) modify OSI Software to be non-infringing, or (d) if the foregoing remedies are not reasonably available, grant Licensee (i) a full refund for all OSI software license fees paid to OSI between the effective date of this Agreement and the date that the foregoing remedies are determined to be "not reasonably available" if such determination is made no later than 2 years from the effective date of this Agreement or (ii) alternatively, if such determination is made after 2 years from the effective date of this Agreement, a credit for the amounts paid for the depreciated value of the relevant portion of OSI Software (based on a (*) month life beginning on the date of delivery to Licensee) and accept its return.

        (3) THIS SECTION PROVIDES LICENSEE'S SOLE AND EXCLUSIVE REMEDY AGAINST OSI FOR INFRINGEMENT OF PATENTS, COPYRIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS.

   (b)  Indemnification by Licensee.  Licensee will defend OSI and its Vendors
        ---------------------------
        against any claims, and indemnify and hold OSI and its Vendors harmless against any judgments, directly or indirectly resulting from any claimed infringement or violation of any copyright, patent or other intellectual property right with respect to Products to the extent that Licensee Software or any of the acts described in Section 10(a)(1) is the cause of the claimed infringement or violation. THIS SECTION PROVIDES OSI'S SOLE AND EXCLUSIVE REMEDY AGAINST LICENSEE FOR INFRINGEMENT OF PATENTS, COPYRIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS.

   (c)  Cooperation.  Notwithstanding the above, an indemnifying party is under
        -----------
        no obligation to defend or indemnify another party unless: (1) the indemnifying party has been promptly notified of the claim or suit and furnished with a copy of each material pleading, communication, notice and other action relating to the claim or suit; (2) the indemnified party permits the indemnifying party, at the indemnifying party's expense, to assume sole authority to conduct the trial or settlement of the claim or suit and any negotiations related to it; and (3) the indemnified party promptly provides all information and assistance reasonably requested by the indemnifying party in connection with the claim or suit, all at the indemnifying party's expense for the indemnified party's out-of-pocket expenses.


11.  GENERAL
     -------

     (a) Confidential Information.  In the course of their dealings, each party
         ------------------------
         will acquire Information about the other, including Information regarding business activities and operations, technical information and trade secrets of the party and its partners. Each party will hold in confidence any Information that it receives from the other party, not use that Information for purposes other than performance of this Agreement and not disclose the Information except to those employees and advisors who (1) have a need to know the same, and (2) are bound by law or have agreed in writing to maintain the Information in confidence. Information includes all nonpublic aspects of the Products, including programs, methods of processing, program design and structure, the interaction and unique programming techniques employed, and performance data and test results. It also includes the nonpublic plans of each party and Vendors for new products and services, product improvements and marketing strategies. If a party discovers Information has been improperly used, disseminated or published, it will immediately notify the other party and take all reasonable actions to minimize the impact of the disclosure.

     (b) Excluded Information.  Even if marked as confidential, the obligations
         --------------------
         in Section 11(a) will not apply to Information generally available to or known to the public, known by the receiving party without obligation of confidentiality before the negotiations leading to this Agreement, independently developed by the receiving party outside the scope of this Agreement, lawfully disclosed to the receiving party without restriction by a third party having the right to make the disclosure or required to be publicly disclosed to a tribunal. In the case of required disclosures to tribunals, the receiving party will promptly notify the other party of the proceeding and fully assist the disclosing party to obtain protective orders maintaining the confidentiality of the Information.

     (c) Compliance with Export and Other Laws. The Products, Services and all
         -------------------------------------
         related rights, technical data and information are subject to export controls imposed by the U.S. Government and other countries. Licensee will not transmit any Products or information relating to Products or Services outside the United States of America, or to any person or entity prohibited by the U.S. Government, whether by name, by citizenship, residency or otherwise, and will comply with all applicable export control restrictions. Each party, at its expense, will comply with all applicable laws, regulations, codes and ordinances. Neither party will be bound by any provision of this Agreement to the extent, but only to the extent, that it violates applicable law.

     (d) Notices.  Notices, consents, approvals and communications given under
         -------
         this Agreement will be in writing, in the English language, sent by registered or certified mail, return receipt requested, postage prepaid, or by a courier service that obtains signed acknowledgement of receipt, to the address indicated below the signature block of this Agreement or to such other address as the affected party designates by prior notice and effective on the date received unless a later date is otherwise indicated in the notice, consent or communication.

     (e) Assignment.  Except as provided for under Section 12 of this Agreement,
         ----------
         this Agreement is not assignable by either party without the prior consent of the other party. This Agreement will be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

     (f) Governing Law.  This Agreement will be governed by and construed in
         -------------
         accordance with the laws of the State of Washington, United States of America, excluding choice of law principles. The United Nations Convention on Contracts for the International Sale of Goods will not apply.

     (g) Arbitration.  Any dispute, controversy or claim arising out of or
         -----------
         relating to this Agreement will be finally resolved by binding arbitration under the Rules of Arbitration of the United Nations Commission on International Trade Law in effect at the time of the arbitration ("UNCITRAL Rules"). There will be three arbitrators selected as follows: one arbitrator will be selected by OSI, one arbitrator will be selected by Licensee and the third arbitrator will be selected jointly by the first two arbitrators, except that if either party fails to select an arbitrator within 30 days after initiation of arbitration, or if the first two arbitrators fail to select the third arbitrator within 45 days after the initiation of arbitration, the President of the Washington Bar Association at that time will make the selection.

         (1) The venue of the arbitration will be King County, Washington. On reasonable notice to the other party and the arbitration panel, parties will be entitled to use expert and rebuttal witnesses.

         (2) Each party will pay its own fees and expenses incurred in connection with the arbitration. Common expenses of the arbitration (such as the fees and expenses of the arbitrators) will be borne by the parties in such amounts or proportions as the arbitrators may determine.

         (3) The award of the arbitrators will be (a) by majority vote, (b) in writing (including reasons), and (c) final and binding on the parties. Judgment upon the award may be entered and enforced by any court of competent jurisdiction.

         (4) In no event will the arbitrators award damages that are not permitted under the express terms of this Agreement.

         (5) Without prejudice to Article 26 of the UNCITRAL rules (Interim Measures of Protection), either party may apply to any court of competent jurisdiction for such interim relief as it considers appropriate, without the need to post bond or other security, or if required, then the minimum bond or other security permitted.

     (h) Equitable Relief.  Any breach of a party's obligations with respect to
         ----------------
         intellectual property rights will cause irreparable injury for which there are no adequate remedies at law. The aggrieved party will be entitled to equitable relief in addition to all other remedies that may be available, without the posting of bond or other security, or if required, then the minimum bond or security so required.

     (i) Force Majeure.  Neither party will be liable or held in default for a
         -------------
         failure or delay in performing its obligations under this Agreement, other than to make payment for amounts owing or to comply with Sections 5 and 7, due to any cause beyond its reasonable control, so long as the party takes all reasonable steps to avoid and minimize the impact of such cause.

     (j) Entire Agreement.  This Agreement, including its Exhibits, constitutes
         ----------------
         the entire agreement between the parties with respect to its subject matter and supersedes all prior communications, both oral and written, between the parties. Additionally, the terms and pricing regarding OSI maintenance and support services stated in this Agreement replace the terms and pricing regarding OSI maintenance and support services stated in the End User License Agreement, OSI Contract Number EUA-150, dated June 26, 1996 between OSI and Omnipoint Communications, Inc., as that End User License Agreement has been amended and supplemented by addenda. Except as set forth in Section 11(k), this Agreement may not be modified, and no rights will be waived, except by an instrument in writing signed by a duly authorized representative of both parties. If the terms of this Agreement conflict with the terms of any of its Exhibits, the Exhibits will prevail. As used in this Agreement, the term "including" means by way of example and not limitation.

     (k) Modifications to Exhibits.  If a change to Exhibit 2 materially reduces
         -------------------------
         Support Services during a period for which Licensee has already paid fees for those Support Services, Licensee may terminate those Support Services for the remainder of the period and receive a pro rata refund. Waivers. No waiver by a party of a breach of this Agreement will
         -------
         constitute a waiver of any other breach of the same or any other provision of this Agreement.

     (l) Execution.  Neither this Agreement or any modification of it will be
         ---------
         binding on either party unless it has been signed on behalf of such party by one of its Executive Officers. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which will constitute together one agreement. A counterpart delivered to a party by facsimile or similar electronic means will be deemed an original, equivalent in all respects to a manually executed counterpart.

     (m) Intentional Risk Allocation.  The provisions of this Agreement reflect
         ---------------------------
         an informed, voluntary allocation between the parties of the risks (known and unknown) that may exist in connection with this Agreement. This voluntary allocation was a material part of the bargain between the parties and the economic and other terms were negotiated and agreed to by the parties in reliance on that allocation.

     (n) Independent Contractors.  The parties are independent contractors.
         -----------------------
         Under no circumstances will the employees of one party be deemed the employees of the other for any purpose. This Agreement does not grant authority for either party to act for the other in an agency or other capacity, or to make commitments of any kind for the account of or on the behalf of the other.

     (o) Severability.  If any provision of this Agreement is determined to be
         ------------
         invalid or unenforceable, it will be deemed to be modified to the minimum extent necessary to be valid and enforceable. If it cannot be so modified, it will be deleted and the deletion will not affect the validity or enforceability of any other provision unless, as a result, the rights of either party are materially diminished or the obligations and burdens of either party are materially increased so as to be unjust or inequitable.

     (p) Cumulative Remedies.  Except as otherwise provided, the rights and
         -------------------
         remedies in this Agreement are cumulative and in addition to any other remedies available at law or equity.

12. Other (*)

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized representatives.


OBJECTIVE SYSTEMS INTEGRATORS, INC.       VOICESTREAM WIRELESS CORPORATION



By:  /s/ Gregg B. Brelsford           By: /s/ Bob Stapleton
     ------------------------------       ----------------------------------

Title: Managing Attorney              Title: President & COO

Date:  March 28, 2000                 Date: March 28, 2000


Address for Notices:

Objective Systems Integrators, Inc.     ________________________________________
101 Park WAy                            ________________________________________
Folsom, CA  95630                       ________________________________________
Attn:  Contracts Administrator          Attn:___________________________________
Business Telephone: (916) 353-2400 Business Telephone (____) ____________ Facsimile for Notices: (916) 353-0647 Facsimile for Notices (____)____________

                                   Exhibit 1(*)
                                   ---------



                                   Exhibit 2
                                   ---------

                                Support Services


1. DEFINITIONS
   ------------

   (a)  Defect.  An error in OSI Software or a failure of OSI Software to
        ------
        conform substantially with its then-current documentationthat can be reproduced by OSIor by Licensee for OSI's observation. Defects fall into three categories as follows:

        (1) Priority 1 (Production System Failure).  Licensee's primary
            --------------------------------------
            production system (a) is completely unavailable, (b) has a problem that occurs with sufficient frequency that the system is effectively rendered inoperable, or (c) is affected such that critical business processes are unavailable. In each case, no Workaround can be immediately identified. For Priority 1 Defects, both OSI and Licensee will commit full-time resources to resolve the situation.

        (2) Priority 2 (System Impairment).  Licensee's business processes are
            ------------------------------
            impacted or impaired, but Licensee's primary production system still functions.

        (3) Priority 3 (Minor Fault).  A Priority 1 or 2 Defect where a
            ------------------------
            Workaround has been identified, the impact on Licensee is minor, the Defect has no material operational impact on Licensee, or the Defect does not require immediate attention.

   (b)  Emergency Release.  A new version of OSI Software that incorporates
        -----------------
        Patches to rectify one or more Priority 1 or Priority 2 Defects. An Emergency Release may include additional documentation.

   (c)  Patch.  Replacement of, or provision of an addition to, a portion or
        -----
        module of OSI Software. A Patch may include additions or replacement to existing documentation

   (d)  Remote Access.  Access to Licensee's systems required by OSI to provide
        -------------
        Support Services, which may include dedicated connection, dial-up modem, internet, telnet or other means by which OSI can gain the required access.

   (e)  Workaround.  A modification to the procedures Licensee follows or the
        ----------
        data it supplies when using OSI Software. A Workaround is designed to enable OSI Software to operate without materially and adversely affecting Licensee's ability to use OSI Software in its production environment.

2. GENERAL.
   -------

   (a)  NetExpert Framework Products.  Provided Licensee (1) is current in
        ----------------------------
        paying all applicable Support Services charges, as set forth in the Price List at the time Support Services charges are incurred, (2) is not in material breach of this Agreement, and (3) has provided OSI with timely Remote Access to the affected system, OSI will provide to Licensee the Support Services specified below. Support Services will be provided only for the current generally available release, with all OSI recommended NetExpert(R), operating system, database and other patches applied; provided, that for six months after the introduction of a new release, OSI will use reasonable efforts to support the previous release. After that time, OSI will provide Support Services for superseded releases on a time and materials basis.

   (b)  Vendor Software.  As part of Support Services, and provided they are
        ---------------
        available for the form of Vendor Software licensed, OSI will procure for Licensee's benefit annual maintenance agreements with its Vendors for all Vendor Software.

   (c)  Application Components and Rulesets.  Because Application Components and
        -----------------------------------
        Rulesets may vary between end-users even for the same network element, management operation or other operation, and because Application Components and Rulesets may be modified by others after delivery by OSI, unless otherwise agreed to by OSI in writing, Support Services for Application Components and Rulesets are provided only on a time and materials basis. The following Sections describe the limited Support Services available for Application Components and Rulesets when such Support Services are made available by OSI.

3. UPDATE SERVICES
   ---------------

   (a)  NetExpert Framework Product Updates.  On request by Licensee, OSI will
        -----------------------------------
        provide Licensee at no additional cost with new and interim versions of NetExpert Framework Products at the time each version is generally made available to its other customers. OSI will make such revisions and enhancements to NetExpert Framework Products as it deems necessary and appropriate. OSI may discontinue updating NetExpert Framework Products at any time or may incorporate any portion of existing NetExpert Framework Products into a new and distinct Product. In the latter case, OSI will offer to make the new Product available to Licensee at its then-current Price.

   (b)  Vendor Software Updates.  Vendors will, from time to time, release new
        -----------------------
        products or new or interim versions of Vendor Software that OSI will incorporate into or use with OSI Software. OSI will inform Licensee of Vendor new releases when, in OSI's judgment, they may be appropriate for use in or with OSI Software. For Vendor Software licensed to Licensee by OSI, new releases which OSI has the right to sublicense will be made available to Licensee in a timely manner consistent with their receipt from the Vendor and at OSI's then-current Prices.

   (c)  Application Components and Rulesets.  Generally, Application Components
        ------------------------------------
        and Rulesets are only updated on a time and materials basis. Occasionally OSI may update an Application Component or Ruleset for a new release of network element software, but unless OSI has agreed otherwise with Licensee, that updated Application Component or Ruleset will be made available for license by payment of a separate license fee, and integration and customization of that Application Component or Ruleset into Licensee's system will be required either by OSI, by Licensee or by a party contracted by Licensee.

4. EXTENDED WARRANTY SERVICES
   --------------------------

   (a)  Extended Warranty.  By maintaining a current subscription for Support
        -----------------
        Services for a Product, the limited warranty provided in Section 8(a) of the Agreement will, subject to the terms of the Agreement, be extended as set forth in this Section 4 for that Product.

   (b)  NetExpert Framework Products.  If Licensee believes that there is a
        ----------------------------
        Defect in NetExpert Framework Products Licensee will (1) promptly notify OSI, describing the parameters, procedures and conditions that result from the Defect in sufficient detail to permit OSI to isolate the code that caused the Defect, and (2) provide OSI with all data files, database rules, Licensee Software and Remote Access (and where required by OSI, onsite access) required to reproduce and analyze the Defect. If OSI is unable to reproduce the Defect, it will cooperate with Licensee to determine the reason for this inability. If but only if neither party is thereafter able to reproduce the Defect within 15 calendar days of OSI's receipt of the information required to be provided to OSI pursuant to Subsection 4(b)(2), OSI shall have no responsibility to take further action.

   (c)  Application Components and Rulesets.  When Support Services are
        -----------------------------------
        available for Application Components or Rulesets, the OSI Extended Warranty only covers Application Components and Rulesets in the form provided by OSI; on receipt by OSI of the notice described in Section 4(b), OSI will analyze the Application Component or Ruleset in the form provided by OSI to determine if the Defect is reproducible. OSI will have no obligation for Defects not in the original Application Component or Ruleset provided by OSI.

   (d)  Vendor Software.  For Vendor Software where a support agreement is in
        ---------------
        place between OSI and the Vendor, OSI will use best efforts to verify all Defects in the Vendor Software as quickly as is commercially reasonable and to obtain a prompt resolution of the Defect from the Vendor.

   (e)  Response Times.  On notice of a Defect, OSI will during normal business
        --------------
        hours (unless Extended Services are purchased as described in Section 4(f)) (1) initiate work to verify the Defect, (2) advise Licensee of its plans for resolving the Defect, and (3) use best efforts to resolve the Defect, as follows, and OSI will promptly notify Licensee if a Defect cannot be resolved within these time periods and will cooperate in good faith with Licensee to arrive at an alternative period for resolution:

        (1)  Priority 1.  OSI will promptly initiate work to verify a Priority 1
             ----------
             Defect within two hours of being notified and will attempt to resolve the Defect within 5 business days.

        (2)  Priority 2.  OSI will initiate work to verify a Priority 2 Defect
             ----------
             no later than the next business day and will resolve the Defect within 10 business days.

        (3)  Priority 3. OSI will initiate work to verify a Priority 3 Defect
             ----------
             within 30 business days and will include a Patch for the Defect in the next update or version of OSI Software provided Licensee as applicable.

   (f)  Response.  OSI will work diligently to resolve Priority 1 and Priority 2
        --------
        Defects with either Workarounds, Patches or Emergency Releases. Whenever a workaround is practical OSI will verbally advise Licensee to the effect, followed by a confirmation posted on WebTAC or otherwise provided in writing to Licensee. If a Workaround does not resolve the Defect, OSI will use best efforts to provide a Patch or Emergency Release. If a Workaround is provided and resolves the Defect, it will be downgraded to Priority 3.

   (g)  Extended Services.  24 hour-a-day, 7 days-a-week Support Services are
        -----------------
        available for NetExpert Framework Products at an extra charge as shown in the Price List. If Licensee purchases this option, the following additional Support Services are available for resolution of Priority 1
        Defects:

        (1)  Response.  Licensee will be provided with a support
             --------
             telephone/paging number. OSI will attempt to respond within 15 minutes of receiving Licensee's call, message or page and will promptly initiate work to verify the Priority 1 Defect.

        (2)  Resolution.  OSI will use best efforts to resolve the Priority 1
             ----------
             Defect within 2 hours and, if unable to resolve the Defect within that period, will continue diligently to pursue resolution of the Defect.

5. GENERAL ASSISTANCE
   ------------------

   As a part of Support Services, OSI will provide Licensee with a reasonable amount of generalized advice regarding the proper installation, configuration and operation of OSI Software in the form provided by OSI. Additional General Support Services are available on a time and materials basis.

6. HOTLINE SERVICES
   ----------------

   Telephone Hotline Support will be available from 6:00 a.m. to 5:00 p.m., Pacific Standard Time, Monday through Friday (excluding OSI holidays) for Extended Warranty Services and General Support Services.

7. WEBTAC
   ------

   Subject to system availability, Licensee will have 24 hour-a-day, 7 days-a-week access to OSI's Technical Assistance Center on the World Wide Web, URL http://tac.osi.com/. Use of OSI's WebTAC is subject to the terms and procedures posted on that site.

8. GENERAL MATTERS
   ---------------

   (a)  Contacts and Internal Support.
        -----------------------------

        (1) Licensee will designate a single employee who will be the primary contact person and a single employee who will be the backup contact person (either of whom is the "Contact Person") for all matters related to Support Services. The Contact Person will have successfully completed all relevant OSI training. Only the Contact Person will be entitled to make use of Extended or Hotline Services or OSI's WebTAC.

        (2) All requests for Support Services and other assistance from within Licensee's organization will be made through the Contact Person. Licensee will be responsible for taking and documenting the following actions to the extent reasonable and appropriate prior to and after reporting any Defect to OSI, and Licensee will commit reasonable appropriate resources to working on the Defect until the source of the Defect is agreed upon:

            (A) Maintaining an up-to-date record of system changes such as upgrades, patches and modifications to operating systems, databases, device software and Products;

            (B) Gathering all relevant information from the user reporting the
                Defect;

            (C) Identifying the nature of the Defect;

            (D) Reproducing the error and documenting the steps required for that reproduction;

            (E) Eliminating physical causes such as connections, device malfunctions and memory and CPU problems;

            (F) Examining logs, records, archives, core files and other user documentation;

            (G) Reaching where possible a tentative conclusion regarding causation;

            (H) Providing OSI with proper remote connectivity and other documentation and assistance required in connection with the Support Services; and

            (I) To the extent appropriate, interfacing with distributors of interfacing systems such as the operating system, database programs and other hardware and software, and working with those distributors to eliminate or identify errors in their systems.

   (b)  Commencement.  The first year of Support Services for each item of OSI
        ------------
        Software begins on its Installation Date ("Services Commencement"). Renewal fees will be paid in advance on or before the anniversary of Services Commencement. The schedule of renewal fees will be specified in the then-current Price List.

   (c)  Comprehensive Coverage.  Because of the interconnection between versions
        ----------------------
        of NetExpert Framework Products and Vendor Software, if Licensee renews Support Services on at least one computer for one NetExpert Framework Product, Licensee must renew Support Services for all NetExpert Framework Products it has licensed. Licensee has the option to purchase available Support Services, if any, for all, some or none of the Application Components or Rulesets it licenses from OSI.

   (d)  Automatic Renewal.  Support Services will automatically renew each year
        -----------------
        unless Licensee cancels by notice to OSI at least 30 days prior to the end of any Support Services year.

   (e)  Cancellation.
        ------------

        (1) Support Services will be canceled as to a Product if and when the license granted to Licensee for that Product is terminated. Any unearned, prepaid amounts paid for such Support Services shall be refunded to Licensee immediately upon such termination.

        (2) Support Services will also be canceled at the end of any annual period if Licensee has not paid the applicable renewal fees before the end of the term. For a cancellation of this type, Licensee will not be entitled to any refund of previously paid fees of any type.

        (3) If Support Services are canceled , they will be canceled, effective immediately, for all OSI Software and Vendor Software. Cancellation of any Support Services will not, of itself, constitute termination of the Agreement.

   (f)  Reinstatement.  Licensee can reinstate Support Services by paying all
        -------------
        Support Services fees that are in arrears, plus any costs, on a time and material basis, that OSI incurs to update installations to the current version of OSI Software.

   (g)  Modifications and Unauthorized Uses.  OSI will have no obligation to
        -----------------------------------
        support OSI Software if the need for support arises because it (1) has been modified by Licensee, or (2) is being used in violation of the terms of the Agreement. If a reported Defect is not a Defect in Products but is actually a problem caused by user error, modification of Products by a party other than OSI, or third party hardware or software other than Vendor Software for which Support Services have been purchased, OSI will have the right to invoice Licensee on a time and materials basis for efforts provided by OSI personnel above 8 hours for each such Defect reported to OSI.

   (h)  Limitations.  (*)
        -----------